Exhibit 5.1

[LETTERHEAD OF BLANK ROME LLP]

November 21, 2018

iCAD, Inc.

98 Spit Brook Road, Suite 100

Nashua, New Hampshire 03062

Re:	iCAD, Inc. — Registration Statement on Form S-3

Gentlemen:

You have requested our opinion with respect to the offer and sale by you, iCAD, Inc., a Delaware corporation (the “Company”), pursuant to a Registration Statement (the “Registration Statement”) on Form S-3 under the Securities Act of 1933, as amended (the “Act”), relating to up to $ 25,000,000 amount of (i) shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), (ii) shares of one or more series of preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”), (iii) subscription rights to purchase shares of Common Stock or shares of Preferred Stock (the “Rights”), (iv) warrants to purchase Common Stock or Preferred Stock (the “Warrants”) and (v) units comprised of one or more of shares of Common Stock, shares of Preferred Stock, Rights and Warrants (the “Units” and, collectively with the Common Stock, Preferred Stock, Rights and Warrants, the “Securities”).

In rendering the opinions set forth below, we have examined originals or copies certified or otherwise identified to our satisfaction of such documents and corporate and public records as we deem necessary as a basis for the opinion hereinafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity to the originals of all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon certificates of executive officers and responsible employees and agents of the Company.

For purposes of this opinion letter, we have also assumed that (a) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and such effectiveness will not have been terminated or rescinded, (b) a prospectus supplement will have been prepared and filed with the Securities and Exchange Commission describing the Securities offered thereby, (c) all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, (d) any definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, (e) any securities issuable upon exercise or conversion of any Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such exercise or conversion, (f) at the time of any offering or sale of any shares of Common Stock or Preferred Stock, Rights or Warrants, there will be sufficient shares of Common Stock or Preferred Stock, as applicable, authorized and unissued under the Company’s then operative certificate of incorporation (the “Certificate of Incorporation”) and not otherwise reserved for issuance, (g) at the time of issuance of the Securities, the Company will continue to validly exist and be duly qualified and in good standing under the laws of its jurisdiction of incorporation, and continues to have the necessary corporate power for such issuance, (h) at the time of issuance of the Securities, the Certificate of Incorporation, as amended, and then operative by-laws of the Company (the “By-Laws” and collectively with the Certificate of Incorporation, as amended, the “Charter Documents”) will be in full force and effect and will have not been amended, restated, supplemented or otherwise altered, and there will not be authorization of any such amendment, restatement, supplement or other alteration, in either case since the date hereof, (i) any applicable Rights Agreement (defined below), any Warrant Agreement (defined below) or Unit Agreement (defined below) will be duly authorized, executed and delivered by the parties thereto (other than the Company) and will constitute legally valid and binding obligations of the parties thereto (other than the Company), enforceable against each of them in accordance with their respective terms, (j) any Rights Agreements or Warrant Agreements will be governed by New York law and (h) that the terms, execution and delivery of the Securities (i) do not and will not result in breaches of, or defaults under, agreements or instruments to which the Company is then bound or violations of applicable statutes, rules, regulations or court or governmental orders, and (ii) comply and will comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company. We have further assumed the legal capacity of natural persons, and we have assumed that each party to the documents we have examined or relied on (other than the Company) has the legal capacity or authority and has satisfied all legal requirements that are applicable to that party to the extent necessary to make such documents enforceable against that party. We have not verified any of the foregoing assumptions.

The opinions expressed in this opinion letter are limited to the General Corporation Laws of the State of Delaware and the applicable laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement. Our opinions are based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof. We are not opining on, and we assume no responsibility for, the applicability for, the applicability to or effect on any of the matters covered herein of (i) any other laws; (ii) the laws of any other jurisdiction; (iii) or the laws of any political subdivision of any state, including any county town or other municipality. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

Based upon and subject to the foregoing and the other matters set forth herein, it is our opinion that:

(1) With respect to shares of Common Stock offered under the Registration Statement, when (a) the Company has taken all necessary action to authorize and approve the issuance thereof and related matters, and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations have been made in the share register of the Company, in each case in accordance with the Charter Documents, either (i) against payment therefor in an amount not less than the par value thereof or such other consideration determined by the Company’s Board of Directors and permitted under the General Corporation Law of Delaware and in the manner contemplated by the Registration Statement and/or the applicable prospectus supplement and in accordance with the provisions of the applicable definitive purchase, underwriting or similar agreement, if any, approved by the Company or (ii) upon exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security as approved by the Company, for the consideration approved by the Company (in an amount not less than the par value thereof or such other consideration determined by the Company’s Board of Directors and permitted under the General Corporation Law of Delaware), the shares of Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

(2) With respect to shares of one or more series of Preferred Stock offered under the Registration Statement, when (a) the Company has taken all necessary action to authorize and approve the issuance and creation thereof and related matters, including the adoption of an appropriate amendment to the Company’s Certificate of Incorporation relating to such series of Preferred Stock which has been properly filed with the Secretary of State of the State of Delaware, and (b) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations have been made in the share register of the Company, in each case in accordance with the Charter Documents, either (i) against payment therefor in an amount not less than the par value thereof or such other consideration determined by the Company’s Board of Directors and permitted under the General Corporation Law of Delaware and in the manner contemplated by the Registration Statement and/or the applicable prospectus supplement and in accordance with the provisions of the applicable definitive purchase, underwriting or similar agreement, if any, approved by the Company or (ii) upon conversion, exchange, redemption or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security as approved by the Company, for the consideration approved by the Company (in an amount not less than the par value thereof or such other consideration determined by the Company’s Board of Directors and permitted under the General Corporation Law of Delaware), the shares of Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.

(3) With respect to Rights offered under the Registration Statement, when (a) the Company has taken all necessary action to authorize and approve the creation of and the issuance and terms of the Rights, the terms of the offering thereof and related matters, (b) a rights agreement in respect thereof (a “Rights Agreement”) has been duly authorized, executed and delivered by the Company in accordance with applicable law and (c) the Rights have been duly executed and delivered against payment therefor in accordance with the provision of the Rights Agreement and in the manner contemplated by the Registration Statement and/or the applicable prospectus supplement (assuming the securities issuable upon exercise of the Rights have been duly authorized and reserved for issuance by all necessary corporate action and in accordance with applicable law), the Rights will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

(4) With respect to Warrants offered under the Registration Statement, when (a) the Company has taken all necessary action to authorize and approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters, (b) a warrant agreement in respect thereof (a “Warrant Agreement”) has been duly authorized, executed and delivered by the Company in accordance with applicable law and (c) the Warrants have been duly executed and delivered against payment therefor in accordance with the provisions of the Warrant Agreement and in the manner contemplated by the Registration Statement and/or the applicable prospectus supplement (assuming the securities issuable upon exercise of the Warrants have been duly authorized and reserved for issuance by all necessary corporate action and in accordance with applicable law), the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

(5) With respect to Units, assuming that (a) any Rights that form a part of such Units constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, as contemplated in numbered paragraph 3 above, (b) any Warrants that form a part of such Units constitute valid and binding obligations of the Company in accordance with their terms, as contemplated in numbered paragraph 4 above, and (c) any shares of Common Stock or Preferred Stock that form a part of such Units are validly issued, fully paid and nonassessable, as contemplated in numbered paragraphs 1 and 2 above, respectively, when (i) the Company has taken all necessary corporate action to approve the creation of and the issuance and terms of the Units (including the Securities which comprise such Units), the terms of the offering thereof and related matters, (ii) any applicable unit agreement has been duly authorized, executed and delivered by the Company in accordance with applicable law (a “Unit Agreement”), and (iii) the Units or certificates representing the Units, as the case may be, have been delivered against payment therefor in accordance with the provisions of any applicable Unit Agreement or purchase or similar agreement approved by the Company and in the manner contemplated by the Registration Statement and/or the applicable prospectus supplement, the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

We express no opinions regarding (i) the validity or enforceability of any provisions that purport to waive or not give effect to rights or notices, defenses or other rights or benefits that cannot be effectively waived under applicable law, (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws, (iii) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (iv) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (v) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (viii) provisions for exclusivity, election or cumulation of rights or remedies, (ix) provisions authorizing or validating conclusive or discretionary determinations, (x) grants of setoff rights, (xi) the availability of equitable remedies to any person or entity including, but not limited to, specific performance and injunctive relief), (xii) the effect of bankruptcy, reorganization, insolvency, fraudulent conveyance, fraudulent transfer, moratorium and other similar laws or equitable principles affecting creditors’ right or remedies (whether applied by a court of law or equity), (xiii) the effect of applicable law and court decisions which may hereafter limit or render unenforceable certain rights or remedies of any person or entity, (xiv) the severability, if invalid, of provisions to the foregoing effect, and (xv) agreements to agree to take any action at a future date.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus, which is part of the Registration Statement. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Securities Act or the General Rules and Regulations promulgated thereunder. We assume no obligation to update or supplement any of the opinions set forth herein to reflect any changes of law or fact that may occur after the Registration Statement becomes effective.

Very truly yours,

/s/ Blank Rome LLP
BLANK ROME LLP

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